Exhibit 10.7
SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of November 16, 2020 (the “Agreement”), between NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (hereinafter referred to as the “Borrower”), and BADLANDS POWER FUELS, LLC, a Delaware limited liability company, BADLANDS POWER FUELS, LLC, a North Dakota limited liability company, LANDTECH ENTERPRISES, L.L.C., a North Dakota limited liability company, IDEAL OILFIELD DISPOSAL, LLC, a North Dakota limited liability company, HECKMANN WATER RESOURCES CORPORATION, a Texas corporation, HECKMANN WATER RESOURCES (CVR), INC., a Texas corporation, 1960 WELL SERVICES, LLC, an Ohio limited liability company, NUVERRA OHIO DISPOSAL LLC, a Delaware limited liability company, CLEARWATER THREE, LLC, an Ohio limited liability company, CLEARWATER FIVE, LLC, an Ohio limited liability company, CLEARWATER SOLUTIONS, LLC, an Ohio limited liability company, and NUVERRA TOTAL SOLUTIONS, LLC, a Delaware limited liability company (hereinafter collectively referred to as the “Guarantors”, and Borrower and Guarantors hereinafter collectively and jointly and severally referred to as the “Debtors”), whose mailing address is 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, and FIRST INTERNATIONAL BANK & TRUST, a North Dakota banking corporation, whose address is 100 N. Main Street, P.O. Box 607, Watford City, North Dakota 58854 (“Secured Party”).
Recitals:
WHEREAS, pursuant to the terms of that certain Loan Agreement (the “Loan Agreement”) dated of even date herewith by and between Borrower and Secured Party, Borrower has requested, and Secured Party has agreed to extend certain loans (the “Loans”) pursuant to the terms and conditions set forth in the Loan Agreement; and

WHEREAS, the Loans are evidenced by certain Promissory Notes (each a “Promissory Note” or collectively the “Promissory Notes”) executed in connection herewith in the original principal amounts of: (a) $10,000,000.00 for a real estate loan; (b) $13,000,000.00 for an equipment loan (the “Equipment Loan”); (c) $5,000,000.00 for an operating line of credit; and (d) $4,839,000.00 to secure obligations under letters of credit (“Letters of Credit”); and

WHEREAS, the Loans are secured by, among other things, that certain Guaranty given by Guarantors to and in favor of Lender (“Guaranty”); and

WHEREAS, the Collateral (defined below) securing the Borrower’s obligations under the Equipment Loan is limited to only Equipment and Motor Vehicles (as each are defined below) and and any proceeds of the foregoing; and

WHEREAS, pursuant to the terms of the Loan Agreement and as limited by these Recitals, the Debtors are to grant a security interest in favor of Secured Party in and to all of Debtor’s assets, as more fully described in this Agreement.

Agreement:
In consideration of the promises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors and Secured Party agree as follows:
1.Definitions. All capitalized terms which are not defined herein have the meanings provided for in the Loan Agreement.
1.01    “Accounts”, “Chattel Paper” (including “Tangible Chattel Paper” and “Electronic Chattel Paper”), “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, “Motor Vehicles”, “Payment Intangibles”, “Proceeds” and “Supporting Obligations” each have the meaning set forth in the North Dakota Uniform Commercial Code as the same may be amended from time to time, except in such circumstances in which the Collateral is located or the Debtor is organized may prevail.
1.02    “Additional Collateral” means all funds of Debtors on deposit with Secured Party and property of any nature and the cash and non cash proceeds thereof owned by Debtors, or in which Debtors have an interest, which now or hereafter are in the possession and control of Secured Party, including, without limitation, Deposit Accounts.
1.03    “Collateral” means all of Debtors’ tangible and intangible assets, including, but not limited to, the following: (i) Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Motor Vehicles, Payment Intangibles, Proceeds (as defined in the Uniform Commercial Code), Supporting Obligations, books and records (including, but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and other computer prepared information and equipment of any kind), all rents, issues and profits of the property located at 525 Parks Drive, Frierson, LA 71017, 13195 26th Street NW, Arnegard, ND 58835, 3711 4th Avenue NE, Watford City, ND 58854, 305 17th Avenue SW, Minot, ND 58701, 11108 32nd Street SW, Dickinson, ND 58601, 7737 Highway 2, Stanley, ND 58784, raw land in Williston, ND 58801, 3549 Warner Road, Fowler, OH 44418, 64036 Wintergreen Road, Lore City, OH 43755, 64000 Endley Road, Cambridge, OH 43725, 10555 Veto Road, Belpre, OH 45714, 7135 FM 31 South, Carthage, TX 75633, and 11942 Veterans Memorial Highway, Reedsville, WV 26547; (ii)

the Additional Collateral; and (iii) all other tangible and intangible personal property, whether now owned or hereafter acquired, including policies of insurance thereon and all insurance proceeds and unearned premium in connection therewith, together with all accessions, additions to, replacements for and substitutions of Collateral and all cash and non cash Proceeds and products thereof. “General Intangibles” includes all designs, patents, patent rights and applications therefor, trademarks and registrations and applications therefor, trade names, inventions, copyrights and all registrations and applications therefor, license rights, trade secrets, methods, know how, specifications, customer lists, franchises, tax refunds and unearned insurance premiums regardless of any contrary interpretation of such term as now or subsequently used in the North Dakota Uniform Commercial Code, except in such circumstances in which the Collateral is located or the Debtor is organized may prevail; provided that the Collateral shall not include any Excluded Collateral.
1.04     “Excluded Collateral” means (a) any permit, license or agreement entered into by any Debtor (i) to the extent that any such permit, license or agreement or any requirement of law applicable thereto prohibits the creation of a lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (as hereinafter defined) or any other requirement of law, (ii) which would be abandoned, invalidated, or unenforceable as a result of the creation of a lien in favor of the Lender or (iii) to the extent that the creation of a lien in favor of the Lender would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity); (b) property owned by any Debtor that is subject to a purchase money lien or a capital lease permitted under this Agreement if the agreement pursuant to which such lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any person other than such Debtor which has not been obtained as a condition to the creation of any other lien on such equipment; (c) any “intent to use” trademark applications for which a statement of use has not been filed and accepted (but only until such statement is filed and accepted); and (d) any payroll accounts, employee benefit accounts, trust, withholding or fiduciary accounts, and escrow accounts or similar security deposit/cash collateral accounts; in each case of the foregoing so long as any such account is used solely for such indicated purpose and not for any other purpose; provided, further, “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).
1.05    “Event of Default” means any event of default set forth in Section 14 of this Agreement or in any of the Loan Documents.

1.06    “Loan Documents” has the meaning set forth in the Loan Agreement.
1.07    “Notice Address” means the address for Debtors or Secured Party, as the case may be, set forth in the Loan Agreement.
1.08    “Obligations” means all responsibilities, obligations, undertakings, liabilities and indebtedness of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from Debtors to Secured Party, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, joint and several, joint or several or otherwise, and whether arising under this Agreement or under the Promissory Notes or any of the Loan Documents or any other notes, contracts, guarantees or other agreements heretofore, now or hereafter executed and delivered by Debtors to Secured Party in connection with the Loan Agreement and all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations.
1.09    “Security Interest” means the interest in the Collateral granted by Debtors to Secured Party in this Agreement.
1.10 “Uniform Commercial Code” or “U.C.C.” means the Uniform Commercial Code as presently enacted in the State of North Dakota (the “State”) and as the same may be amended from time to time (the “Uniform Commercial Code”), except in such circumstances in which the Collateral is located or the Debtor is organized may prevail.
2. Grant of Security Interest. Debtors hereby grant to the Secured Party, to secure the payment and performance in full of all of the obligations identified in the Promissory Notes, a security interest in, and pledges and assigns to Secured Party the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds (including casualty insurance proceeds) and products thereof.
3. Authorization to File Financing Statements. Debtors hereby irrevocably authorize Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the State or any other state for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Debtors are an organization, the type of organization and any organization identification number issued to Debtors and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral, a sufficient description of real property to which the Collateral relates. Debtors agree to furnish any such information to Secured Party promptly upon request. Debtors also ratify their authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
4.Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of Secured Party to enforce its security interest in the Collateral, Debtors agree, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
4.01Notes and Tangible Chattel Paper. If Debtors at any time hold or acquire any notes or tangible chattel paper having an aggregate value or face amount of $250,000.00 or more, Debtors will forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.
4.02Other Actions as to any and all Collateral. Debtors further agrees to take any other action reasonably requested by Secured Party to insure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, (b) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (c) complying in all material respects with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, and (e) using commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to Secured Party.
5.Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by Debtors to Secured Party and securing the payment or performance of any of the Obligations.
6.Representations and Warranties Concerning Debtors Legal Status. Debtors represent and warrant to Secured Party that Debtors’ exact legal name is that indicated on the signature page hereof.
7.Covenants Concerning Debtor’s Legal Status. Debtors covenant with Secured Party as follows: (a) without providing at least 10 days prior written notice to Secured Party, Debtors will not change their names, their places of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtors do not have organizational identification numbers and later obtain one, Debtors will forthwith notify Secured Party of such organizational identification number, and (c) without providing at least 10 days prior written notice to Secured Party, Debtors will not change its type of organization, jurisdiction of organization or other legal structure.
8.Representations and Warranties Concerning Collateral, Etc. Debtors further represent and warrant to Secured Party as follows: (a) Debtors are the owner of their respective Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and any Permitted Lien.
9.Covenants Concerning Collateral, Etc. Debtors further covenant with Secured Party as follows: (a) except for the security interest herein granted and liens permitted by the Loan Agreement (including, any Permitted Liens), Debtors will be the owner of the Collateral free from any lien, security interest or other encumbrance, and Debtors will defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party, (b) except for Permitted Liens, Debtors will not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than Secured Party, (c) Debtors will permit Secured Party, or its designee, with prior written notice, to inspect the Collateral at any reasonable time, wherever located, (d) Debtors will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, except to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP, (e) Debtors will operate their respective businesses in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (f) Debtors will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein, except as permitted herein or in the Loan Agreement.
10.Collateral Protection Expenses; Preservation of Collateral.
a.Expenses Incurred by Secured Party. In its discretion, Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Debtors fail to do so, insurance premiums. Debtors agree to reimburse Secured Party on demand for any and all expenditures so made. Secured Party has no obligation to Debtors to make any such expenditures, and the making thereof will not relieve Debtors of any Event of Default.
b.Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, Debtors will remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtors thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times.
11.Securities and Deposits. Upon the occurrence and during the continuance of an Event of Default, Secured Party may at any time at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Upon the occurrence and during the continuance of an Event of Default, whether or not any Obligations are due, Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Upon the occurrence and during the continuance of an Event of Default, regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from Secured Party to Debtors may be applied to or set off against any of the Obligations then due and owing.
12.Notification to Account Debtors and Other Persons Obligated on Collateral. If a Default or an Event of Default has occurred and is continuing hereunder or under the Promissory Notes, the Loan Agreement or a Mortgage, Debtors will, at the request of Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself, if a Default or an Event of Default has occurred and is continuing beyond the applicable cure period, if any, without notice to or demand upon Debtor, so notify account debtors and other persons obligated on Collateral.
13.Power of Attorney.
a.Appointment and Powers of Secured Party. Debtors hereby irrevocably constitute and appoint Secured Party and any officer or agent thereof, with full power of substitution, as their true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtors or in Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Debtors, without notice to or assent by Debtors, to do the following:
(a)upon the occurrence and during the continuance of an Event of Default beyond the applicable cure period, if any, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do at

Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtors might do, including, without limitation the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and
(b)to the extent that Debtors’ authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute and/or file in Debtors’ name such financing statements and amendments thereto and continuation statements which may require Debtors’ signature.
b.No Duty on Secured Party. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and do not impose any duty upon it to exercise any such powers. Secured Party will be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.
14.Remedies. If an Event of Default has occurred and continues beyond the applicable cure period, if any, Secured Party may, without notice to or demand upon Debtors, declare this Agreement to be in default, and Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Upon the occurrence and the continuance of an Event of Default, Secured Party may in its discretion require Debtors to assemble all or any part of the Collateral at such location or locations within the jurisdictions of Debtors’ principal office(s) or at such other locations as Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give to Debtors at least ten (10) business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Debtors hereby acknowledge that ten (10) business days prior written notice of such sale or sales is reasonable notice. In addition, Debtors waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

15.No Waiver by Secured Party, Etc. Secured Party shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion will not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Secured Party will be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.
16.Proceeds of Dispositions; Expenses. Debtors will pay to Secured Party on demand any and all expenses, including reasonable and documented attorneys’ fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing Secured Party’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Secured Party may determine in accordance with the Loan Agreement, proper allowance and provision being made for any Obligations not then due.
17.Governing Law; Consent to Jurisdiction. Debtors agree that any suit for the enforcement of this Agreement may be brought in the courts of the State of North Dakota or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court. Debtors hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.
18.Waiver of Jury Trial. THE PARTIES WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, Debtors waive any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Debtors (i) certify that neither Secured Party nor any representative, agent or attorney of Secured Party has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Loan Agreement and the other loan documents to which Secured Party is a party, Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 18.
19.Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder are binding upon Debtors and their respective successors and assigns, and will inure to the benefit of Secured Party and its successors and assigns. If any term of this Agreement is held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Debtors acknowledge receipt of a copy of this Agreement.

25.    Counterparts. This document may be executed in counterparts, each of which will be deemed an original for all purposes, and together will constitute one and the same document. A facsimile copy of a signature shall be as binding as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEBTORS:

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

BADLANDS POWER FUELS, LLC,
a Delaware limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

BADLANDS POWER FUELS, LLC,
a North Dakota limited liability company
By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

LANDTECH ENTERPRISES, L.L.C.,
a North Dakota limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

IDEAL OILFIELD DISPOSAL, LLC, a North Dakota limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

HECKMANN WATER RESOURCES CORPORATION, a Texas corporation

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

HECKMANN WATER RESOURCES (CVR), INC., a Texas corporation

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

1960 WELL SERVICES, LLC, an Ohio limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

NUVERRA OHIO DISPOSAL LLC, a Delaware limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

CLEARWATER THREE, LLC, an Ohio limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

CLEARWATER FIVE, LLC, an Ohio limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

CLEARWATER SOLUTIONS, LLC, an Ohio limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

NUVERRA TOTAL SOLUTIONS, LLC, a Delaware limited liability company

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO

SECURED PARTY:

FIRST INTERNATIONAL BANK & TRUST,
a North Dakota banking corporation

By:     /s/ Drew Flaagan
Printed Name: Drew Flaagan
Its: Vice President
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